Exhibit 99.1

Stronghold Digital Mining Reports First Quarter 2022 Results and Provides Operational Update

NEW YORK, May 16, 2022 – Stronghold Digital Mining, Inc. (Nasdaq: SDIG) (“Stronghold,” or the “Company”) today reported financial results for its first quarter ended March 31, 2022 and provided an operational update.

First Quarter 2022 and Recent Operational and Financial Highlights
•Removed approximately 279,000 tons of coal refuse and returned approximately 179,000 tons of beneficial use ash to waste coal sites during the first quarter of 2022, facilitating the remediation of these sites.
•On May 15, 2022, the Company issued approximately $33.8 million aggregate principal notes (the “Notes”) bearing a coupon of 10.0% and a maturity date of May 15, 2024, plus approximately 6.3 million warrants, with a strike price of $2.50, to certain investors. The Notes convert to preferred equity bearing an 8.0% coupon if the market capitalization exceeds $400 million based on the 20-day VWAP price and there are 60 million shares outstanding or greater as of September 30, 2022. If those tests are not met as of September 30, 2022, the security remains a note bearing 10% coupon plus quarterly note amortization of the greater of 8% of revenue or $5.4 million. The Notes can be repaid by the Company at any time without prepayment penalty.
•As of May 12, 2022, and pro forma for the issuance of the Notes and miner sales, which were executed after May 12, 2022, Stronghold had approximately $47 million of cash & equivalents plus unrestricted BTC holdings and more than $60 million of liquidity. These figures include $27 million of cash proceeds from the issuance of the Notes and approximately $10 million of cash proceeds from miner sales.
•Mined 438 Bitcoin during the first quarter of 2022, including 198 in March 2022; mined over 100 Bitcoin in first 13 days of May.
•Averaged hash rate of 0.9 exahash per second (“EH/s”) in the first quarter of 2022.
•As of March 31, 2022, Stronghold had received a total of approximately 25,900 miners with total hash rate capacity of approximately 2.4 EH/s. As of May 12, 2022, the Company had received approximately 32,800 miners with total hash rate capacity of approximately 3.0 EH/s.
•Reiterating guidance to exit 2022 with 4.1 EH/s of installed hash rate capacity, which excludes all potential future deliveries of MinerVa miners. Note that this guidance is unaffected by recent miner sales related to our miner fleet optimization initiative.

Management Commentary
“Since we reported FY 2021 earnings on March 29, 2022, we believe that we have made significant progress on enhancing our operations, and we are executing on our goal of exceeding 4 EH/s by the end of the year,” said Greg Beard, co-chairman and chief executive officer of Stronghold. “Earlier in the year, Stronghold chose to de-emphasize growth to focus on capital discipline and financial flexibility, and recent operational and financial initiatives, including our recent issuance of the Notes, have helped de-risk our funding needs, despite recent volatility in cryptocurrency markets.

“Furthermore, we believe that our vertically integrated business model provides us with differentiated downside protection that is misunderstood by the market. We built Stronghold with the expectation that volatility in the cryptocurrency markets could, at times, stress full-cycle returns throughout the industry. Owning our power assets, which sell power into the PJM grid, allows us to pivot to sell power opportunistically during periods when power prices are more favorable than Bitcoin mining economics. This powerful option has never been more valuable, and we are in the process of ensuring that our plants and datacenters have the ability to optimize for profitability during periods of weak Bitcoin prices and strong power prices.

Cryptocurrency Mining Update
During the first quarter of 2022, Stronghold mined approximately 438 Bitcoin. As of March 31, 2022, we had received approximately 25,900 miners with total hash rate capacity of approximately 2.4 EH/s. For the first quarter of 2022, Stronghold averaged a hash rate of approximately 0.9 EH/s, in line with previously announced guidance.

On April 20, 2022, switchgear failed at the datacenter at the Panther Creek power plant (the “Panther Creek Plant”), resulting in 10 days of downtime in cryptocurrency mining, during which time the Company instead sold power to the grid. Prior to the switchgear failure, the datacenter at the Panther Creek Plant was operating at approximately 1.2 EH/s. Normal mining operations resumed on April 30, 2022, and Stronghold estimates the lost mining associated with the outage to be approximately 55 Bitcoin, or approximately $2.2 million, which was partially mitigated by energy revenue of $0.8 million, resulting in a net impact of negative $1.4 million. Stronghold has assessed critical and long-lead-time equipment and is actively procuring additional parts, which will be held in inventory to mitigate the length and impact of any future outages.

As of May 12, 2022, the Company had received approximately 32,800 miners with total hash rate capacity of approximately 3.0 EH/s, of which approximately 24,000 miners, with hash rate capacity of approximately 2.3 EH/s, were installed and operational. As of May 12, 2022, Stronghold has entered into purchase agreements for approximately 12,000 additional miners with total hash rate capacity of approximately 1.2 EH/s, excluding potential future deliveries of MinerVa miners. The Company continues to have active and frequent conversations with MinerVa regarding future deliveries or other methods of extracting the value contractually owed to Stronghold. The Company does not have sufficient information from MinerVa to provide an update or a timeline on future deliveries, or if the Company can expect any future deliveries. MinerVa miners represent approximately 11% of Stronghold’s current hash rate capacity and are expected to represent less than 6% of installed hash rate capacity by year end 2022.

Operations associated with the Company’s profit-sharing arrangement at the Scrubgrass power plant (the “Scrubgrass Plant”) are also progressing. On March 29, 2022, only four of 24 datacenter containers had been commissioned under the arrangement, but, as of May 12, 2022, 10 additional datacenter containers had been commissioned, with an additional 10 datacenter containers expected to be commissioned within the next two months.

As of March 31, 2022 and May 12, 2022, Stronghold held on its balance sheet approximately 369 Bitcoin and approximately 285 Bitcoin, respectively.

Power Assets Update
Stronghold owns and operates approximately 165 MW of power generation capacity through its Scrubgrass Plant and its Panther Creek Plant, both coal refuse reclamation-to-energy facilities located in Pennsylvania. These plants generate power from coal refuse, which is a waste byproduct of legacy coal mining operations. The Commonwealth of Pennsylvania has designated coal refuse as a Tier II Alternative Energy Source, making the facilities eligible to earn renewable energy credits.

Stronghold’s vertically integrated business model, which includes ownership of power assets, provides differentiated opportunities to create value, including during periods of higher power prices or lower Bitcoin prices. Since March 30, 2022, average forward power prices for June 2022 to May 2023, in the markets into which the Company sells power, have increased by nearly 70%, while Bitcoin prices have decreased more than 35% over the same time frame. This divergence has created opportunities for Stronghold to potentially generate more value selling power to the grid rather than powering its Bitcoin operations during certain timeframes. The Company is consistently evaluating the optimal strategy, which may include selling power to the grid during hours when on-peak power prices are in effect but remains committed to its Bitcoin mining operations.

As discussed in the Company’s fourth quarter earnings release, the Scrubgrass Plant encountered greater-than-anticipated downtime and operated at a lower utilization than expected during the fourth quarter of 2021 and the first quarter of 2022. Stronghold has been implementing upgrades to improve utilization, and average output increased by more than 20% in April 2022 compared to the first quarter of 2022. The upgrades remain on track to be completed by early in the second half of 2022, at which point uptime and utilization are expected to return to normalized levels.

The Company continues to evaluate opportunities to acquire additional power generation assets, including a coal refuse reclamation facility with 112 MW of power generation capacity that has been under a non-binding letter of intent to purchase since 2021.

First Quarter 2022 Financial Results
Revenues in the first quarter of 2022 increased 656% to $28.7 million compared to $3.8 million in the same quarter a year ago. The increase is primarily attributable to higher energy generation and cryptocurrency mining revenues.

Operating expenses in the first quarter of 2022 increased 1,074% to $58.3 million compared to $5.0 million in the same quarter a year ago. The increase is attributable to a $12.2 million non-cash impairment on equipment deposits for MinerVa miners, an $11.8 million increase in depreciation and amortization from deploying additional miners and transformers, a $10.5 million increase in general and administrative expenses as the Company continues to scale operations, a $9.1 million increase in operations and maintenance expense primarily driven by the additional Panther Creek plant and one-

time plant upgrades at Scrubgrass, a $7.2 million increase in fuel expenses driven by higher power generation and $2.5 million of non-cash impairment costs attributable to the declines in the price of Bitcoin.

Net loss for the first quarter of 2022 was ($32.3) million compared to a net loss of ($0.2) million for the same quarter a year ago.

Adjusted EBITDA for the first quarter of 2022 was $3.8 million, compared to a loss of ($0.3) million for the same quarter a year ago (see reconciliation of Non-GAAP financial measures).

Net cash used by operating activities in the first quarter of 2022 was ($2.5) million compared to $3.0 million of net cash provided by operating activities in the same quarter a year ago.

Stronghold ended the quarter with approximately $25.5 million in cash, $5.1 million in unrestricted digital currencies and approximately $110.8 million in debt.

Liquidity and Capital Resources
Stronghold ended the first quarter of 2022 with total liquidity of approximately $48.6 million, comprising approximately $25.5 million in cash, approximately $5.1 million in unrestricted digital currencies and approximately $18.0 million in availability under its existing equipment financing agreements.

Subsequent to the end of the first quarter of 2022, the Company raised $27.0 million from certain investors through the issuance of the Notes and sold Bitcoin miners with hash rate capacity of approximately 332 PH/s for approximately $16.9 million. Approximately $9.9 million of cash and approximately $7.0mm reduction of future 2022 capital expenditures.

As of May 12, 2022, and pro forma for the issuance of the Notes and the sales of Bitcoin miners, total liquidity was approximately $61 million, including cash, unrestricted digital currencies and availability under existing financing agreements.

Stronghold believes its liquidity position, combined with expected operating cash flow, will be sufficient to meet all existing commitments and fund operations. The Company also believes that incremental liquidity can be created through proceeds related to Bitcoin miner fleet management and optimization, including potential miner sales and through additional equipment financing agreements, if necessary.

Conference Call
Stronghold will host a conference call today, May 16, 2022 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) with an accompanying presentation to discuss these results. A question-and-answer session will follow management's presentation.

To participate, please dial the appropriate number at least ten minutes prior to the start time and ask for the Stronghold Digital Mining conference call.

U.S. dial-in number: 1-844-705-8583
International number: 1-270-215-9880
Conference ID: 3498036

The conference call will broadcast live and be available for replay here.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day through May 30, 2022 at 8:00 p.m. Eastern time.

Toll-free replay number: 1-855-859-2056
International replay number: 1-404-537-3406
Conference ID: 3498036

About Stronghold Digital Mining, Inc.
Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass Plant and Panther Creek Plant, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements.” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of Stronghold are subject to a number of risks and uncertainties that may cause Stronghold’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things: the hybrid nature of our business model, which is highly dependent on the price of Bitcoin; our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; uncertainty regarding our evolving business model; our ability to retain management and key personnel and the integration of new management; our ability to raise capital to fund business growth; our ability to maintain sufficient liquidity to fund operations, growth and acquisitions; our substantial indebtedness and its effect on our results of operations and our financial condition; uncertainty regarding the outcomes of any investigations or proceedings; our ability to enter into purchase agreements, acquisitions and financing transactions; public health crises, epidemics, and pandemics such as the coronavirus pandemic; our ability to procure crypto asset mining equipment from foreign-based suppliers; our ability to maintain our relationships with our third party brokers and our dependence on their performance; our ability to procure crypto asset mining equipment; developments and changes in laws and regulations, including increased regulation of the crypto asset industry through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act and the Investment Company Act; the future acceptance and/or widespread use of, and demand for, Bitcoin and other crypto assets; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; our ability to avail ourselves of tax credits for the clean-up of coal refuse piles; and legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K filed on March 29, 2022. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

STRONGHOLD DIGITAL MINING, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021
	(unaudited)
CURRENT ASSETS
Cash	$ 25,480,693	$ 31,790,115
Digital currencies	5,104,861	7,718,221
Digital currencies restricted	8,763,725	2,699,644
Accounts receivable	1,701,331	2,111,855
Due from related party	864,625	-
Prepaid insurance	4,449,106	6,301,701
Inventory	3,552,028	3,372,254
Other current assets	698,882	661,640
Total Current Assets	50,615,251	54,655,430
EQUIPMENT DEPOSITS	98,577,594	130,999,398
PROPERTY, PLANT AND EQUIPMENT, NET	220,200,769	166,657,155
LAND	1,748,439	1,748,440
ROAD BOND	211,958	211,958
SECURITY DEPOSITS	348,888	348,888
TOTAL ASSETS	$ 371,702,899	$ 354,621,269
CURRENT LIABILITIES
Current portion of long-term debt-net of discounts/issuance fees	$ 76,226,400	$ 45,799,651
Financed insurance premiums	2,467,573	4,299,721
Forward sale contract	8,570,236	7,116,488
Accounts payable	28,239,743	28,650,659
Due to related parties	1,499,307	1,430,660
Accrued liabilities	7,357,537	5,053,957
Total Current Liabilities	124,360,796	92,351,136
LONG-TERM LIABILITIES
Asset retirement obligation	980,032	973,948
Contract liabilities	132,093	187,835
Paycheck Protection Program Loan	841,670	841,670
Long-term debt-net of discounts/issuance fees	32,063,889	18,378,841
Total Long-Term Liabilities	34,017,684	20,382,294
Total Liabilities	158,378,480	112,733,430
COMMITMENTS AND CONTINGENCIES
REDEEMABLE COMMON STOCK
Common Stock - Class V, $0.0001 par value; 34,560,000 shares authorized, and 27,057,600 and 27,057,600 shares issued and outstanding, respectively	172,704,220	301,052,617
Total redeemable common stock	172,704,220	301,052,617
STOCKHOLDERS’ EQUITY / (DEFICIT)
General partners	—	—
Limited partners	—	—
Non-controlling Series A redeemable and convertible preferred stock, $0.0001 par value, aggregate liquidation value $5,000,000. 1,152,000 and 1,152,000 issued and outstanding, respectively	36,898,361	37,670,161
Common Stock – Class A, $0.0001 par value; 685,440,000 shares authorized, and 20,020,877 and 20,016,067 shares issued and outstanding, respectively	2,002	2,002

Accumulated deficits	(241,895,906)	(338,709,688)
Additional paid-in capital	245,615,742	241,872,747
Stockholders’ equity / (deficit)	40,620,199	(59,164,778)
Total	213,324,419	241,887,839
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY / (DEFICIT)	$ 371,702,899	$ 354,621,269

STRONGHOLD DIGITAL MINING, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended,
	Consolidated	Combined
	March 31, 2022	March 31, 2021
	(unaudited)	(unaudited)
OPERATING REVENUES
Energy	$ 8,362,801	$ 1,915,856
Capacity	2,044,427	687,690
Cryptocurrency hosting	67,876	555,747
Cryptocurrency mining	18,204,193	516,259
Other	20,762	122,782
Total operating revenues	28,700,059	3,798,334
OPERATING EXPENSES
Fuel	9,338,394	2,172,109
Operations and maintenance	10,520,305	1,370,688
General and administrative	11,424,231	910,876
Impairments on digital currencies	2,506,172	—
Impairments on equipment deposits	12,228,742	—
Depreciation and amortization	12,319,581	517,443
Total operating expenses	58,337,425	4,971,116
NET OPERATING LOSS	(29,637,366)	(1,172,782)
OTHER INCOME (EXPENSE)
Interest expense	(2,911,452)	(78,640)
Gain on extinguishment of PPP loan	—	638,800
Realized gain (loss) on sale of digital currencies	751,110	143,881
Changes in fair value of warrant liabilities	—	—
Realized gain (loss) on disposal of fixed asset	(44,958)	—
Changes in fair value of forward sale derivative	(483,749)	—
Waste coal credits	—	211,890
Other	20,000	17,895
Total other income / (expense)	(2,669,049)	933,826
NET LOSS	$ (32,306,416)	$ (238,956)
NET LOSS - attributable to non-controlling interest	$ (18,897,638)
NET LOSS - Stronghold Digital Mining, Inc	$ (13,408,778)
NET LOSS attributable to Class A Common Shares(1)
Basic	$ (0.66)
Diluted	$ (0.66)
Class A Common Shares Outstanding(1)
Basic	20,206,103
Diluted	20,206,103

STRONGHOLD DIGITAL MINING, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended,
	March 31, 2022	March 31, 2021
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$ (32,306,416)	$ (238,956)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and Amortization - PP&E	12,319,581	517,443
Forgiveness of PPP loan	—	(638,800)
Realized (gain) loss on sale of derivatives	—	—
Realized (gain) loss on sale of digital currency	(751,110)	(143,881)
Realized (gain) loss on disposal of fixed assets	44,958	—
Amortization of debt issuance costs	881,463	—
Stock Compensation	2,592,995	—
Impairments on digital currencies	2,506,172	—
Impairments on equipment deposits	12,228,742	—
Changes in fair value of forward sale derivative	483,749	—
(Increase) decrease in assets:
Digital currencies	(3,450,721)	(516,259)
Accounts receivable	410,525	(298,765)
Prepaid Insurance	1,852,595	—
Due from related party	(864,624)	302,973
Inventory	(179,774)	114,750
Other current assets	(37,242)	(35,782)
Increase (decrease) in liabilities:
Accounts payable	(410,916)	3,348,824
Due to related parties	68,647	319,071
Accrued liabilities	2,164,896	227,167
Contract liabilities	(55,742)	—
NET CASH PROVIDED BY (USED) OPERATING ACTIVITIES	(2,502,222)	2,957,785
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of digital currencies	12,998,410	484,387
Proceeds from sale of derivatives	—	—
Forward sale contract prepayment	970,000	—
Purchase of property, plant and equipment	(37,236,332)	(2,854,904)
Equipment purchase deposits- net of future commitments	(6,482,000)	—
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(29,749,922)	(2,370,517)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
Payments on long-term debt	(9,282,227)	(109,364)
Payments on financed insurance premiums	(1,832,149)	—
Proceeds from promissory note	24,144,586	—
Proceeds from equipment financing agreement	12,912,512	—
Proceeds from PPP loan	—	841,670
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	25,942,722	732,306
NET INCREASE (DECREASE) IN CASH	(6,309,422)	1,319,574
CASH - BEGINNING OF PERIOD	31,790,115	303,187
CASH - END OF PERIOD	$ 25,480,693	$ 1,622,761

Use and Reconciliation of Non-GAAP Financial Measures
This press release and our related earnings call contain certain non-GAAP financial measures, including Adjusted EBITDA, as a measure of our operating performance. Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, further adjusted by the removal of one-time transaction costs, impairment of digital currencies, realized gains and losses on the sale of long-term assets, expenses related to stock-based compensation, gains or losses on derivative contracts, gain on extinguishment of debt, realized gain or loss on sale of digital currencies, waste coal credits, commission on sale of ash, or changes in fair value of warrant liabilities in the period presented. See reconciliation below.

Our board of directors and management team use Adjusted EBITDA to assess our financial performance because they believe it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense and income), asset base (such as depreciation, amortization, impairment, and realized gains and losses on sale of long-term assets) and other items (such as one-time transaction costs, expenses related to stock-based compensation, and unrealized gains and losses on derivative contracts) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Our non-GAAP financial measure should not be considered as an alternative to the most directly comparable GAAP financial measure. You are encouraged to evaluate each of these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in such presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of Adjusted EBITDA in the future, and any such modification may be material. Adjusted EBITDA has important limitations as an analytical tool and you should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP and should be read in conjunction with the financial statements furnished in our Form 10-Q for the quarter ended March 31, 2022. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

STRONGHOLD DIGITAL MINING, INC.
RECONCILIATION OF ADJUSTED EBITDA

	Three months ended,
	March 31, 2022	March 31, 2021
	(unaudited)	(unaudited)
Net Income (loss)	$ (32,306)	$ (239)
Interest	2,912	73
Depreciation and amortization	12,320	517
Impairment costs of digital currencies	2,506	—
Impairment costs of equipment deposits	12,229	—
Realized gains and losses on the sale of long-term assets	—	—
One time non-recurring expenses [1]	3,765	—
Expenses related to stock-based compensation	2,593	—
(Gains)/Losses on disposal of fixed assets	45
(Gains)/Losses on derivative contracts	484	—
Gain on extinguishment of PPP loan	—	(639)
Realized (gain)/loss on sale of digital currencies	(751)	—
Adjusted EBITDA	$ 3,795	$ (287)

Investor Contact:

Matt Glover or Jeff Grampp, CFA
Gateway Group, Inc.
SDIG@GatewayIR.com
1-949-574-3860

Media Contact:

contact@strongholddigitalmining.com